EXHIBIT 10.17


                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT


THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "First Amendment") reference _______, dated and effective as of this [ * ] day of [ * ] is by and between ROLLS-ROYCE plc, whose registered office is at 65 Buckingham Gate, London, SW1E 6AT, England, incorporated under the laws of England (Reg. No. 1003142) ("R-R"), and TITANIUM METALS CORPORATION, whose corporate headquarters are located at 1999 Broadway, Suite 4300, Denver, CO 80202, USA, a Delaware corporation ("TIMET"). TIMET and R-R are together referred to as the "Parties."

                                    RECITALS

A. R-R and TIMET have executed an Agreement for Purchase and Sale of Titanium dated as of [ * ] (the "Master Agreement"). Certain capitalized terms used in this First Amendment but not defined herein shall have the meanings ascribed to them in the Master Agreement or in the Exhibits and Schedules thereto, all of which together form and constitute the Master Agreement.

B. The Master Agreement provides, among other things, that R-R will purchase from TIMET and TIMET will sell to R-R a specified volume of certain TIMET Titanium Products identified in the Master Agreement.

C.   R-R and TIMET wish to amend the Master Agreement, to [ * ].

D. Upon execution by both Parties of this First Amendment, the Master Agreement shall be amended by this First Amendment, and, thereafter, the term "Master Agreement" shall mean that agreement as so amended.

NOW, THEREFORE, the Parties agree that the Master Agreement is amended follows:

                                    AMENDMENT

1. DEFINITIONS

Section 1 of the Master Agreement shall be amended to add, in the appropriate alphabetical order, the following new definitions:

     [ * ]

     "R&D"has the  meaning  given  such term in  Section  6.7(f)  of the  Master
          Agreement.

     [ * ]


     "[ * ]" has the  meaning  given such term in Section  6.7(f) of the  Master
          Agreement.

[ * ]


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

The original Section 4.2 of the Master Agreement shall be renumbered as Section 4.3, and a new Section 4.2 shall be added to the Master Agreement as follows:

     4.2 [ * ]


[ * ]

     3.1 Subsection (a) of Section 5.3 of the Master Agreement shall be deleted in its entirety, and replaced with the following new Subsection (a):

          [ * ]

     3.2 The following new Subsection (i) shall be added to Section 5.2 of the Common Terms following Subsection 5.2(h) thereof:

          [ * ]


4. CUSTOMER VALUE INITIATIVES

Section 6 of the  Master  Agreement  shall be  amended  by adding  thereto a new
Section 6.7, as follows:

     6.7 TECHNICAL AND PRODUCTION IMPROVEMENT TARGETS SPECIFICALLY APPLICABLE TO [ * ]

          The Parties shall work together through the Customer Value Task Force in support of the following joint technical initiatives aimed at deriving mutual technical and commercial benefits from [ * ] are more fully described in the following Subsections (a) through (i).

          The Parties both acknowledge and agree that the Targets identified in this Section 6.7 represent [ * ], that working toward each Target will require the mutual commitment of both Parties, and that all efforts of both Parties in furtherance of these Targets shall be subject to normal commercial reasonableness (cost/benefit) standards.

          The  Parties  further  agree  that the  provisions  contained  in this
          Section 6.7 are [ * ].

          (a)  Targets for Process Capability Improvements. [ * ].

               [ * ]

               [ * ]

               The Parties shall work together to improve capabilities, in such of the above referenced areas in which they reach mutual agreement and cooperation as to improvements [ * ] after which

                                        2


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

               time annual improvement targets shall be established as an ongoing function of the Customer Value Task Force.

          (b) Targets for Mechanical Property Improvements. Specifically designated representatives of TIMET and of R-R, including representatives from [ * ] and any others to be designated by R-R, will work together in an effort to achieve targeted improvements in the mechanical property levels [ * ]. The Parties will, through their meetings and discussions, mutually agree upon selected improvements that will ultimately be pursued. The Parties presently anticipate that the initial improvements will be targeted [ * ].

               The Parties will initially target an improvement [ * ]. TIMET will contribute to the mechanical property improvements by a variety of possible means that may include, among other things, [
               * ].

               Consistent with other confidentiality commitments that each of the Parties may have, the Parties agree to cooperate to the fullest possible extent in the exchange of information, knowledge and expertise (including both internally managed technology programmes and external research and development activities) in working toward these target improvements with respect to the following goals: [ * ].

          (c) Targets for Lead Time Reductions. TIMET will provide R-R with its best estimate of a datum point for the lead time scales for both [ * ].

               The Parties understand and acknowledge that reductions in lead times for route processing necessarily involve [ * ]. Therefore, the Parties each agree to work with [ * ] as are identified from time to time, in an effort to better facilitate achieving the targeted reductions, [ * ].

               [ * ].

          (d) Targets for Yield Improvements. In the interests of cost reduction through increased material utilisation, the Parties agree to cooperate in establishing a programme of work through which they will jointly develop one or more means directed at [ * ]. To this end, the Parties shall work together supporting and linking appropriate resources to achieve the following targeted goals: [ * ].

               The Parties agree to cooperate to work toward timely and cost-effective initiation of trial work that may be required prior to undertaking the steps necessary for testing and validation of proposed new initiatives. [ * ].

                                        3


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

          (e) Targets Relating to Rolls-Royce Quality Renaissance. TIMET agrees to work together with R-R in implementing Rolls-Royce Quality Renaissance targets, with a goal of achieving reductions in customer related incidents. In furtherance of these targets, the Parties shall each cooperate to:

                    [ * ]

          (f)  Targets for Research and Development Activities. [ * ].

               The Parties commit to undertake regular reviews of each of their R&D activities and to dedicate some portion of each of their total R&D activities in support of mutually agreed upon and mutually defined areas of technological development. In addition to regular R&D activity reviews, the Parties commit to at least an annual review of progress against the agreed upon R&D targets.

          (g) Other [ * ] Initiatives. TIMET will use all commercially reasonable efforts to pursue such additional initiatives pertaining [ * ] as have previously been or may in the future be discussed, and as are mutually agreed to by the Parties.

          (h)  [ * ]

          (i) Shared Understandings. The Parties will work together toward a goal of achieving [ * ], and to this end will each continue to participate in Customer Value Initiatives and other regular forums to assist in achieving these targets. The Parties commit to expanding the scope of the Customer Value Task Force as may be reasonably necessary to accomplish such exchanges. [ * ]. The Parties further acknowledge that in the course of developing and implementing any new technical or production improvement targets, [ * ].

5. [ * ].

The version of Section 4.1 of the Common Terms that is applicable to R-R and contained in Section 8.1 of the Master Agreement shall be deleted and replaced in its entirety by the following new Section 4.1:

     4.1 Subject to the other terms and conditions contained in these Common Terms (including, but not limited to, any limitations on [ * ] and to Section 4.5 of these Common Terms), R-R agrees that it will purchase [
          * ] from TIMET [ * ]during the term of the Purchase Agreement [ * ]:

          [ * ]

          Subject to the other terms and conditions of the Purchase Agreement, TIMET agrees that it will sell to Purchaser such volume of TIMET

                                        4


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

          Titanium Products actually ordered by Purchaser.  For purposes of this
          Section 4.1:

               (x) A TIMET Titanium Product shall be deemed to have been [ * ]; provided, however, that if payment for such TIMET Titanium Product is not subsequently made by Purchaser, such TIMET Titanium Product will be deducted from [ * ];

               (y) TIMET Titanium Products with respect to which a Purchase Order is terminated in accordance with Section 10.1 of the Terms & Conditions shall be counted only in an amount equal to the relevant volume (in kilograms) times the percentage of applicable price actually paid as an Equitable Termination Settlement in accordance with Sections 10.3 and
                    11.2 of the Terms & Conditions; and

               (z) Any substitute Titanium Product purchased by Purchaser pursuant to Sections 5.1(b) or 9.3 of the Terms & Conditions shall be counted for purposes of this Section 4.1 as if it were a TIMET Titanium Product purchased by Purchaser.

                                        5

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

6.   VOLUME LIMITATIONS

     6.1 Section 2.11 through and including Section 2.32 of the Common Terms shall be renumbered as Sections 2.12 through 2.33, respectively, and a new Section 2.11 shall be added to the Common Terms, as follows:

          2.11 [ * ] each for each TIMET Titanium Product (determined on the basis of individual part numbers) contained in TIMET's production schedule. In no case shall any such [ * ] be deemed to reduce, or be construed to imply TIMET's agreement to reduce, the [ * ] set forth in Schedule 2 to the Common Terms.

     6.2 Section 2.12 of the Common Terms shall be deleted in its entirety and replaced with the following new Section 2.12:

          2.12 [ * ].

7. ADDITION OF [ * ] AND PRICING TO SCHEDULE 1 TO COMMON TERMS (PRICING SCHEDULE) AND DIVISION OF [ * ]


     7.1 Schedule 1 to the Common Terms shall be amended by adding thereto the following products, which are hereafter included within the scope of the term "TIMET Titanium Products" as used in the Master Agreement, [
          * ]:

     [ * ]

     7.2 The TIMET Titanium Products identified in Schedule 1 to Exhibit A of the Master Agreement, as amended by the addition of the products listed in the [ * ] contained in Section 7.1 herein, shall be [ * ]

          [ * ]


                                        6

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

8. RENUMBERING OF CROSS REFERENCES TO AMENDED SECTIONS. To the extent any sections in the Master Agreement are renumbered upon the effectiveness of this First Amendment, all cross-references to such renumbered sections contained in any part of the Master Agreement shall be deemed to be revised, as appropriate, to refer to the renumbered section.

9. CONTINUING EFFECTIVENESS OF MASTER AGREEMENT. Except as expressly amended by this First Amendment, the Master Agreement shall remain in full force and effect.

10. COUNTERPARTS. This First Amendment may be executed in multiple, identical counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this First Amendment to Purchase and Sale Agreement is executed by an authorized representative of each Party to be effective as of the date first hereinabove set forth.

ROLLS-ROYCE plc                                  ROLLS-ROYCE plc


By: /s/ Chris Hole                               By:/s/ Julia King
    ------------------------                        ----------------------


Name: Chris Hole                                 Name: Julia King
      ----------------------                           -------------------

Title: Procurement Director                      Title: Managing Director
       ---------------------                            ------------------

Notices to:
----------
Rolls-Royce plc
P.O. Box 31
Derby DE24 8BJ, England
Attn: [ * ]
General Manager - Materials Supply Chain
Facsimile No.: [ * ]



TITANIUM METALS CORPORATION


By: /s/ J. Landis Martin
   ---------------------------------------

Name: J. Landis Martin
     -------------------------------------

Title: Chairman & Chief Executive Officer
      ------------------------------------

Notices to:                                      With a copy to:
----------                                       --------------
TIMET UK Limited                                 Titanium Metals Corporation
P.O. Box 704                                     1999 Broadway, Suite 4300

                                        7


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

Witton                                           Denver, Colorado 80202
Birmingham B6 7UR                                USA
England                                          Attn: Vice President, General
Attn: Director--Sales and Marketing                         Counsel & Secretary
Facsimile No.: [ * ]                             Facsimile No.: [ * ]

                                        8


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.